EXHIBIT 11
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EXHIBIT 11

                         WESTWOOD FINANCIAL CORPORATION


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                      Six Months Ended
                                                     September 30, 1997
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         Net Income  ................................      $357,000
                                                           ========


         Primary and fully diluted

         Average shares outstanding..................       645,268
                                                            =======


         Per share amount............................           .55
                                                                ===



Earnings per share of common stock for the six months ended September 30, 1997 have been determined by dividing net income for the six month period by the weighted average number of shares of common stock outstanding.